Exagen Inc. Reports Strong Second Quarter 2023 Results

August 7, 2023

SAN DIEGO – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today reported financial results for the quarter ended June 30, 2023.

Second Quarter Highlights:
•Delivered a record 37,749 AVISE® CTD tests in the second quarter, an 8% increase over the second quarter of 2022.
•Recognized total revenue of $14.1 million for the second quarter, a 26% increase over the first quarter of 2023.
•Achieved gross margin of 54% in the six months ended June 30, 2023.
•AVISE® CTD trailing twelve-month ASP of $320.
"I'm very proud of the Exagen team and the results we have delivered as we operate a more effective organization, ensuring we continue to provide the best testing solutions to the Rheumatology community. Although these results have surpassed our expectations, our ambitions for the future remain even greater," said John Aballi, President and Chief Executive Officer of Exagen.

Second Quarter 2023 Financial Results
Revenue was $14.1 million for the second quarter of 2023, compared with $11.2 million in the first quarter of 2023 and $7.6 million in the second quarter of 2022, primarily due to an increase in ASP and, as previously disclosed, due to Q2 2022 Medicare revenue being constrained and recognized in Q3 of 2022. Gross margin was 58.7% in the second quarter of 2023, compared to 47.2% in the first quarter of 2023 and 20.1% in the second quarter of 2022, primarily due to increased accrual rates due to improved collections from prior periods.

Operating expenses were $19.1 million in the second quarter of 2023, compared with $21.7 million in the second quarter of 2022, primarily due to decreases in employee related expenses from the reduction in force in early December 2022.
For the second quarter of 2023, net loss was $5.0 million, compared to a net loss of $7.7 million in the first quarter of 2023 and a net loss of $14.7 million in the second quarter of 2022.
Cash and cash equivalents were $31.5 million as of June 30, 2023, which reflects the $10 million principal prepayment we made when refinancing our debt on April 28 of this year and an increase in accounts receivable to $16.2 million.

2023 Guidance
We are providing revenue guidance for the third quarter of 2023 in the range of $10 million to $10.5 million.
Conference Call
A conference call to review second quarter 2023 financial results and to provide a business update is scheduled for today August 7, 2023 at 8:30 AM Eastern Time (5:30 AM Pacific Time). Interested parties may access the conference call by dialing (201) 389-0918 (U.S.) or (877) 407-0890 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Monday, August 21, 2023 at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay by dialing (201) 612-7415 (U.S.) or (877) 660-6853 (international) using passcode 13736103. A link to the replay of the webcast will also be available in the Investor Relations section of Exagen's website.
About Exagen
Exagen is a leading provider of autoimmune testing and its purpose as an organization is to provide clarity in autoimmune disease decision making with the goal of improving patients’ clinical outcomes. Exagen is located in San Diego County, California.

For more information, please visit Exagen.com or follow @ExagenInc on Twitter.

Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies and ambitions; the potential utility and effectiveness of Exagen’s services and testing solutions, potential shareholder value and growth, and guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-

looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations
Exagen Inc.
Ryan Douglas
rdouglas@exagen.com
760.560.1525

Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	$14,137	$7,606	$25,367	$18,000
Operating expenses:
Costs of revenue	5,836	6,078	11,762	11,895
Selling, general and administrative expenses	11,953	12,903	23,837	25,055
Research and development expenses	1,263	2,689	2,389	4,793
Total operating expenses	19,052	21,670	37,988	41,743
Loss from operations	(4,915)	(14,064)	(12,621)	(23,743)
Interest expense	(574)	(606)	(1,212)	(1,204)
Interest income	476	5	1,132	10
Net loss	$(5,013)	$(14,665)	$(12,701)	$(24,937)
Net loss per share, basic and diluted	$(0.28)	$(0.86)	$(0.72)	$(1.46)
Weighted-average number of shares used to compute net loss per share, basic and diluted	17,655,483	17,058,516	17,591,478	17,025,636

Exagen Inc.
Unaudited Condensed Balance Sheets
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$31,466	$62,391
Accounts receivable, net	16,235	6,077
Prepaid expenses and other current assets	3,570	4,143
Total current assets	51,271	72,611
Property and equipment, net	7,875	8,197
Operating lease right-of-use assets	4,412	4,885
Other assets	620	528
Total assets	$64,178	$86,221
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,309	$3,046
Accrued and other current liabilities	5,933	5,347
Operating lease liabilities	1,104	1,040
Borrowings-current portion	257	190
Total current liabilities	8,603	9,623
Borrowings-non-current portion, net of discounts and debt issuance costs	19,153	28,778
Non-current operating lease liabilities	3,923	4,493
Other non-current liabilities	597	867
Total liabilities	32,276	43,761
Commitments and contingencies (Note 5)
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 16,858,194 and 16,549,984 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	17	17
Additional paid-in capital	300,113	297,970
Accumulated deficit	(268,228)	(255,527)
Total stockholders' equity	31,902	42,460
Total liabilities and stockholders' equity	$64,178	$86,221